UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2019

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310)-620-9320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

In connection with their retirement from the board of directors of BioSig Technologies, Inc. (the “Company”), on May 17, 2019, each of Roy T. Tanaka and Seth H.Z. Fischer resigned as a director of the Company. Neither Mr. Tanaka’s nor Mr. Fischer’s decision to resign is the result of any dispute or disagreements with the Company on any matter relating to the Company's operations, policies or practices.

In connection with Mr. Tanaka’s and Mr. Fischer’s resignations, on May 17, 2019, each of Mr. Tanaka and Mr. Fischer entered into an amendment to stock option agreements, (i) extending the termination period of each of his option agreements from three months after he ceases to be a service provider to two years after he ceases to be a service provider and (ii) providing that he may request the Company to withhold the number of shares deliverable upon exercise of the option as a method of payment of the exercise price, at his option.

The foregoing summary of Mr. Tanaka’s and Mr. Fischer’s first amendment to the stock option agreement is not complete and is qualified in its entirety by reference to the full text of the First Amendment to the Stock Option Agreement each of Mr. Tanaka and Mr. Fischer entered into with the Company, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Director Appointment

On May 17, 2019, the board of directors of the Company (the “Board”) appointed Jerome B. Zeldis as a director of the Company and to serve on the Nominating and Corporate Governance Committee of the Company, effective as of the same date, to serve for a term expiring at the next annual meeting of the Company’s stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal. For Dr. Zeldis’s service on the Board and the Nominating and Corporate Governance Committee of the Company, Dr. Zeldis will receive compensation consistent with market practices of similarly situated companies that is consistent with the Company’s non-employee director compensation policy as may be then in effect.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	First Amendment to Stock Option Agreement, dated May 17, 2019, between Roy T. Tanaka and BioSig Technologies, Inc.
10.2	First Amendment to Stock Option Agreement, dated May 17, 2019, between Seth H.Z. Fischer and BioSig Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 22, 2019                                       By:  /s/ Kenneth L. Londoner

Name: Kenneth L. Londoner

Title: Chairman and Chief Executive Officer